Exhibit 3.17

Corporations Section P.O. Box 13697 Austin, Texas 78711-3697	Carlos H. Cascos Secretary of State

Office of the Secretary of State

The undersigned, as Secretary of State of Texas, does hereby certify that the attached is a true and correct copy of each document on file in this office as described below:

ICO - Schulman, LLC

Filing Number: 801198769

Certificate of Formation	November 30, 2009
Certificate of Amendment	April 16, 2010
Certificate of Merger	April 30, 2010

In testimony whereof, I have hereunto signed my name officially and caused to be impressed hereon the Seal of State at my office in Austin, Texas on April 22, 2015. Carlos H. Cascos Secretary of State

Come visit us on the internet at http://www.sos.state.tx.us/
Phone: (512) 463-5555	Fax: (512) 463-5709	Dial: 7-1-1 for Relay Services
Prepared by: SOS-WEB	TID: 10266	Document: 603108370005

Certificate of Formation Limited Liability Company

Secretary of State		Filed in the Office of the
P.O. Box 13697		Secretary of State of Texas
Austin, TX 78711-3697		Filing #: 801198769 11/30/2009
FAX: 512/463-5709		Document #: 285944000002
Filing Fee: $300		Image Generated Electronically
for Web Filing

Article 1 - Entity Name and Type

The filing entity being formed is a limited liability company. The name of the entity is:

Wildcat Spider, LLC

The name of the entity must contain the words “Limited Liability Company” or “Limited Company,” or an accepted abbreviation of such terms. The name must not be the same as, deceptively similar to or similar to that of an existing corporate, limited liability company, or limited partnership name on file with the secretary of state. A preliminary check for “name availability” is recommended.

Article 2 - Registered Agent and Registered Office

☒ A. The initial registered agent is an organization (cannot be company named above) by the name of:

CT Corporation System

OR

☐ B. The initial registered agent is an individual resident of the state whose name is set forth below:

C. The business address of the registered agent and the registered office address is:

Street Address:

350 North St. Paul Street Dallas TX 75201

Article 3 - Governing Authority

☒ A. The limited liability company is to be managed by managers.

OR

☐ B. The limited liability company will not have managers. Management of the company is reserved to the members. The names and addresses of the governing persons are set forth below:

Manager 1: Richard A. Green	Title: Manager
Address: 555 Ravine View Drive Akron OH, USA 44303
Manager 2: Rand W. Torgler	Title: Manager
Address: 222 Hickory Lane Orrville OH, USA 44667
Manager 3: Ryan P. Jones	Title: Manager
Address: 7364 Herrick Park Drive Hudson OH, USA 44236

Article 4 - Purpose

The purpose for which the company is organized is for the transaction of any and all lawful business for which limited liability companies may be organized under the Texas Business Organizations Code.

Supplemental Provisions / Information

[The attached addendum, if any, is incorporated herein by reference.]

Organizer

The name and address of the organizer are set forth below.

Ryan P. Jones            7364 Herrick Park Drive, Hudson OH 44236

Effectiveness of Filing

☒ A. This document becomes effective when the document is filed by the secretary of state.

OR

☐ B. This document becomes effective at a later date, which is not more than ninety (90) days from the date of its signing. The delayed effective date is:

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

Ryan P. Jones
Signature of Organizer
FILING OFFICE COPY

Form 424 (Revised 12/09) Submit in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512/463-5709 Filing Fee: See instructions	Certificate of Amendment	This space reserved for office use.

Entity Information

The name of the filing entity is:

Wildcat Spider, LLC

State the name of the entity as currently shown in the records of the secretary of state. If the amendment changes the name of the entity, state the old name and not the new name.

The filing entity is a: (Select the appropriate entity type below.)

☐ For-profit Corporation	☐ Professional Corporation

☐ Nonprofit Corporation	☐ Professional Limited Liability Company

☐ Cooperative Association	☐ Professional Association

☒ Limited Liability Company	☐ Limited Partnership

The file number issued to the filing entity by the secretary of state is:	801198769

The date of formation of the entity is:	November 30, 2009

Amendments

1. Amended Name

(If the purpose of the certificate of amendment is to change the name of the entity, use the following statement)

The amendment changes the certificate of formation to change the article or provision that names the filing entity. The article or provision is amended to read as follows:

The name of the filing entity is: (state the new name of the entity below)

ICO - Schulman, LLC

The name of the entity must contain an organizational designation or accepted abbreviation of such term, as applicable.

Form 424	6

2. Amended Registered Agent/Registered Office

The amendment changes the certificate of formation to change the article or provision stating the name of the registered agent and the registered office address of the filing entity. The article or provision is amended to read as follows:

Registered Agent

(Complete either A or B, but not both. Also complete C.)

☐  A.  The registered agent is an organization (cannot be entity named above) by the name of:

OR

☐  B.  The registered agent is an individual resident of the state whose name is:

First Name	M.I.	Last Name	Suffix

The person executing this instrument affirms that the person designated as the new registered agent has consented to serve as registered agent.

C. The business address of the registered agent and the registered office address is:

TX
Street Address (No P.O. Box)	City	State Zip Code

3. Other Added, Altered, or Deleted Provisions

Other changes or additions to the certificate of formation may be made in the space provided below. If the space provided is insufficient, incorporate the additional text by providing an attachment to this form. Please read the instructions to this form for further information on format.

Text Area (The attached addendum, if any, is incorporated herein by reference.)

☐ Add each of the following provisions to the certificate of formation. The identification or reference of the added provision and the full text are as follows:

☐ Alter each of the following provisions of the certificate of formation. The identification or reference of the altered provision and the full text of the provision as amended are as follows:

☐ Delete each of the provisions identified below from the certificate of formation.

Statement of Approval

The amendments to the certificate of formation have been approved in the manner required by the Texas Business Organizations Code and by the governing documents of the entity.

Form 424	7

Effectiveness of Filing (Select either A, B, or C.)

A. ☒ This document becomes effective when the document is filed by the secretary of state.

B. ☐ This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is:

C. ☐ This document takes effect upon the occurrence of a future event or fact, other than the passage of time. The 90th day after the date of signing is:

The following event or fact will cause the document to take effect in the manner described below:

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized under the provisions of law governing the entity to execute the filing instrument.

Date:	April 6, 2010

		By:	Wildcat Spider LLC

Signature of authorized person

David C. Minc, Secretary
Printed or typed name of authorized person (see instructions)

Form 424	8

Form 622 (Revised 12/08) Return in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512 463-5709 Filing Fee: see instructions	Certificate of Merger Combination Merger Business Organizations Code	This space reserved for office use.

Parties to the Merger

Pursuant to chapter 10 of the Texas Business Organizations Code, and the title applicable to each domestic filing entity identified below, the undersigned parties submit this certificate of merger.

The name, organizational form, state of incorporation or organization, and file number, if any, issued by the secretary of state for each organization that is a party to the merger are as follows:

Party 1

ICO - Schulman, LLC
Name of Organization

The organization is a	limited liability company	It is organized under the laws of
Specify organizational form (e.g., for-profit corporation)

Texas USA	The file number, if any, is	801198769
State Country		Texas Secretary of State file number

Its principal place of business is	3550 West Market Street Akron OH
Address City State

☒ The organization will survive the merger.	☐ The organization will not survive the merger.

☐  The plan of merger amends the name of the organization. The new name is set forth below.

Name as Amended

Party 2

ICO, Inc.
Name of Organization

The organization is a	corporation	It is organized under the laws of
Specify organizational form (e.g., for-profit corporation)

Texas USA	The file number, if any, is	0148312700
State Country		Texas Secretary of State file number

Its principal place of business is	1811 Bering Drive, Suite 200 Houston TX
Address City State

☐ The organization will survive the merger.	☒ The organization will not survive the merger.

☐  The plan of merger amends the name of the organization. The new name is set forth below.

Name as Amended

Party 3

Name of Organization

The organization is a		It is organized under the laws of
Specify organizational form (e.g., for-profit corporation)

Form 622	5

The file number, if any, is
State Country		Texas Secretary of State file number

Its principal place of business is
Address City State

☐ The organization will survive the merger.	☐ The organization will not survive the merger.

☐  The plan of merger amends the name of the organization. The new name is set forth below.

Name as Amended

Plan of Merger

☐  The plan of merger is attached.

If the plan of merger is not attached, the following statements must be completed.

Alternative Statements

In lieu of providing the plan of merger, each domestic filing entity certifies that:

1. A signed plan of merger is on file at the principal place of business of each surviving, acquiring, or new domestic entity or non-code organization that is named in this form as a party to the merger or an organization created by the merger.

2. On written request, a copy of the plan of merger will be furnished without cost by each surviving, acquiring, or new domestic entity or non-code organization to any owner or member of any domestic entity that is a party to or created by the plan of merger and, if the certificate of merger identifies multiple surviving domestic entities or non-code organizations, to any creditor or oblige of the parties to the merger at the time of the merger if a liability or obligation is then outstanding.

Complete item 3B if the merger effected changes to the certificate of formation of a surviving filing entity.

3A. No amendments to the certificate of formation of any surviving filing entity that is a party to the merger are effected by the merger.

3B.  ☐  The plan of merger effected changes or amendments to the certificate of formation of:

Name of filing entity effecting amendments

The changes or amendments to the filing entity’s certificate of formation, other than the name change noted previously, are stated below.

Amendment Text Area

4. Organizations Created by Merger

The name, jurisdiction of organization, principal place of business address, and entity description of each entity or other organization to be created pursuant to the plan of merger are set forth below. The certificate of formation of each new domestic filing entity to be created is being filed with this certificate of merger.

Form 622	6

Name of New Organization 1	Jurisdiction	Entity Type (See instructions)

Principal Place of Business Address	City	State	Zip Code

Name of New Organization 2	Jurisdiction	Entity Type (See instructions)

Principal Place of Business Address	City	State	Zip Code

Name of New Organization 3	Jurisdiction	Entity Type (See instructions)

Principal Place of Business Address	City	State	Zip

Approval of the Plan of Merger

The plan of merger has been approved as required by the laws of the jurisdiction of formation of each organization that is a party to the merger and by the governing documents of those organizations.

☐ The approval of the owners or members of
Name of domestic entity

was not required by the provisions of the BOC.

Effectiveness of Filing (Select either A, B, or C.)

A. ☒ This document becomes effective when the document is accepted and filed by the secretary of state.

B. ☐ This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is:

C. ☐ This document takes effect on the occurrence of the future event or fact, other than the passage of time. The 90th day after the date of signing is:

The following event or fact will cause the document to take effect in the manner described below:

Tax Certificate

☐	Attached hereto is a certificate from the comptroller of public accounts that all taxes under title 2, Tax Code, have been paid by the non-surviving filing entity.

☒	In lieu of providing the tax certificate, one or more of the surviving, acquiring or newly created organizations will be liable for the payment of the required franchise taxes.

Form 622	7

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument. The undersigned certifies that the statements contained herein are true and correct, and that the person signing is authorized under the provisions of the Business Organizations Code, or other law applicable to and governing the merging entity, to execute the filing instrument.

Date:	April 30, 2010

ICO - Schulman, LLC
Merging Entity Name

Signature of authorized person (see instructions)

David C. Minc, Secretary
Printed or typed name of authorized person

ICO, Inc.
Merging Entity Name

Signature of authorized person (see instructions)

A. John Knapp, Jr., President and CEO
Printed or typed name of authorized person

Merging Entity Name

Signature of authorized person (see instructions)

Printed or typed name of authorized person

Form 622	8